                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                                              Depositor

                                                Adjustable Rate Mortgage Trust 2007-2
                                     Adjustable Rate Mortgage-Backed Pass-Through Certificates,
                                                            Series 2007-2

                                                     $[660,444,000](Approximate)
                                           Expected Investor Settlement Date: May 30, 2007

                                                      TERM SHEET ~ Version 1.0
                                                           May [18], 2007

                                                     DLJ Mortgage Capital, Inc.
                                                         Sponsor and Seller

                                                       Wells Fargo Bank, N.A.
                                               Master Servicer and Trust Administrator

                                                        IndyMac Bank, F.S.B.
                                                              Servicer

                                                 Countrywide Home Loans Servicing LP
                                                              Servicer

                                                  Select Portfolio Servicing, Inc.,
                                      Servicer, Special Servicer & Modification Oversight Agent

                                                   U.S. Bank National Association
                                                               Trustee

                                                 Credit Suisse Securities (USA) LLC
                                                             Underwriter

                                                    Adjustable Rate Mortgage Trust 2007-2
                                                                  TERM SHEET
                                                                                                                     May [18], 2007
                                                                                                                     (212) 325-5132

                     STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

___________________________________________________________________________________________________________________________________

The issuer has filed a (i)  registration  statement  (including a prospectus)  with a file number of 333-140945 and (ii) a Term Sheet
Supplement,  with the SEC for the offering to which this  communication  relates.  Before you invest,  you should read the prospectus in that  registration  statement  and the Term  Sheet  Supplement  and other  documents  the  issuer  has filed with the SEC for more complete  information  about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the issuer,  any underwriter or any dealer  participating  in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing  prospectus is not required to contain all  information  that is required to be included in the base prospectus and the prospectus  supplement  that will be prepared for the securities  offering to which this free writing  prospectus  relates.  This free  writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these  securities  in any state  where such offer, solicitation or sale is not permitted.

The  information  in this free writing  prospectus is  preliminary,  and may be superseded by an additional  free writing  prospectus provided to you prior to the time you enter into a contract of sale.  This  preliminary  free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  securities  referred to herein.  The  securities are being offered  when,  as and if issued.  In  particular,  you are advised that these  securities,  and the asset pools  backing  them,  are subject to modification or revision  (including,  among other things,  the possibility  that one or more classes of securities may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.  As a result,  you may commit to purchase  securities that have  characteristics  that may change,  and you are advised that all or a portion of the securities may not be issued that have the  characteristics  described in these  materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner  than the date on which the  relevant  class has been priced and we have  confirmed the allocation of securities to be made to you; any "indications of interest"  expressed by you, and any "soft circles"  generated by us, will not create binding  contractual  obligations  for you or us. You may withdraw your offer to purchase  securities at any time prior to our acceptance of your offer.

Any  legends,  disclaimers  or other  notices  that may appear at the bottom of the email  communication  to which this free  writing prospectus  is  attached  relating  to (1)  these  materials  not  constituting  an offer (or a  solicitation  of an  offer),  (2) no representation  that  these  materials  are  accurate  or  complete  and may not be  updated or (3) these  materials  possibly  being confidential  are not applicable to these materials and should be disregarded.  Such legends,  disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

___________________________________________________________________________________________________________________________________

                             Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2007-2

                                         Offered Certificates: $[660,444,000] (Approximate)

___________________________________________________________________________________________________________________________________
              Expected                                       Expected
            Certificate                        Expected         WAL        Expected
             Principal                         Initial       Call/Mat.   Prin. Window     Pricing
              Balance     Expected Ratings    Pass-Thru      (Years)       Call/Mat.     Speed and
  Class        ($)(1)      S&P/Moody's(2) Rate (%)(3)      (4)       (Months) (4)    Assumption              Type
___________________________________________________________________________________________________________________________________
  1-A-1     183,515,000      Aaa / AAA          5.973       [3.11/3.12]  [1-116/1-120]     25 CPB       SENIOR/WAC/PASS THROUGH
  C-B-1       6,941,000       NR / AA           5.973       [5.69/5.71]  [1-116/1-120]     25 CPB     SUBORDINATE/WAC/PASS THROUGH
  C-B-2       1,662,000        NR / A           5.973       [5.69/5.71]  [1-116/1-120]     25 CPB     SUBORDINATE/WAC/PASS THROUGH
  C-B-3       1,076,000       NR / BBB          5.973       [5.69/5.71]  [1-116/1-120]     25 CPB     SUBORDINATE/WAC/PASS THROUGH
  2-A-1     391,685,000      Aaa / AAA       1mL + [TBD]%   [2.38/2.60]   [1-77/1-174]     30 CPR        SUPER-SENIOR/FLOATER
  2-A-2      43,520,000      Aaa / AAA       1mL + [TBD]%   [2.38/2.60]   [1-77/1-174]     30 CPR       SENIOR-SUPPORT/FLOATER
  2-M-1      14,140,000      Aa2 / AA        1mL + [TBD]%   [4.42/4.75] [38-77/38-115]     30 CPR            MEZZ/FLOATER
  2-M-2       4,240,000      Aa3 / AA        1mL + [TBD]%   [4.40/4.63]  [38-77/38-98]     30 CPR            MEZZ/FLOATER
  2-M-3       4,240,000       A2 / A+        1mL + [TBD]%   [4.40/4.54]  [37-77/37-91]     30 CPR            MEZZ/FLOATER
  2-M-4       2,355,000       A3 / A         1mL + [TBD]%   [4.37/4.40]  [37-77/37-82]     30 CPR            MEZZ/FLOATER
  2-M-5       2,360,000      Baa1 / A-       1mL + [TBD]%   [4.27/4.27]  [37-75/37-75]     30 CPR            MEZZ/FLOATER
  2-M-6       2,355,000     Baa2 / BBB+      1mL + [TBD]%   [4.06/4.06]  [37-67/37-67]     30 CPR            MEZZ/FLOATER
  2-M-7       2,355,000     Baa3 / BBB-      1mL + [TBD]%   [3.65/3.65]  [37-57/37-57]     30 CPR            MEZZ/FLOATER

___________________________________________________________________________________________________________________________________

                                                      Non-Offered Certificates
___________________________________________________________________________________________________________________________________
  Class     Certificate                                         WAL
             Principal                           Initial      Call/Mat.   Prin. Window     Pricing
              Balance      Expected Ratings      Pass-Thru    (Years)       Call/Mat.     Speed and
              ($)(1)       S&P/Moody's(2)    Rate (%)(3)    (4)       (Months) (4)    Assumption              Type
___________________________________________________________________________________________________________________________________
  C-B-4         978,000    [TBD] / [TBD]        5.973          N/A           N/A           25 CPR        SUBORDINATE/WAC/PASS THROUGH
  C-B-5         782,000    [TBD] / [TBD]        5.973          N/A           N/A           25 CPR        SUBORDINATE/WAC/PASS THROUGH
  C-B-6         586,422    [TBD] / [TBD]        5.973          N/A           N/A           25 CPR        SUBORDINATE/WAC/PASS THROUGH
   2-X      471,257,948       NR / NR            N/A           N/A           N/A            N/A                Residual
    P                         NR / NR            N/A           N/A           N/A            N/A           PREPAYMENT PENALTY
___________________________________________________________________________________________________________________________________

Information is preliminary  and subject to final  collateral,  rating agency  approval and legal review.  The analyses,  calculations and  valuations  herein  are  based on  certain  assumptions  and  data  provided  by third  parties  that may vary  from the  actual characteristics  of the final  collateral.  Credit  Suisse  Securities  (USA)  LLC makes no  representation  that  such  analyses  or calculations  are accurate or that such  valuations  represent  levels where actual  trades may occur.  Investors  should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

(1)The initial Certificate Principal Balances presented in this term sheet are approximate and subject to a +/- 5 % variance.
(2)It is a condition to the issuance of the Offered  Certificates  (other than the Class AR and Class AR-L  Certificates)  that they be rated by at least two  rating  agencies.  The rating  agencies  will  include  Standard & Poor's,  a  division  of  McGraw-Hill
   Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's").
(3)The initial pass through  rate on the Class 1-A-1  Certificates  is expected to be  approximately  [5.973]% per annum.  After the first  distribution  date, the per annum pass through rate on the Class 1-A-1  Certificates will equal the weighted average of the net interest rates on the group 1 mortgage loans (30/360 accrual basis, 24 day delay).
   The initial pass through rate on the Class C-B  Certificates is expected to be approximately  [5.973]% per annum.  After the first distribution  date,  the per annum pass through  rate on the Class C-B  Certificates  will equal the  weighted  average of the net interest rates on the group 1 mortgage loans (30/360 accrual basis, 24 day delay).
   The per annum pass  through  rate on the Group 2 Senior  Certificates  will equal the least of (i) the sum of one month  LIBOR for that distribution date plus related margin,  (ii) the Group 2 net funds cap, and (iii) [11.00]%  (actual/360  accrual basis, 0 day delay).  After the optional  termination date for the Group 2 mortgage loans, the Group 2 Senior  Certificate margin will increase to twice the original margin.

                                                                  2

   The  pass-through  rate on each  class of Group 2  Subordinate  Certificates  will be a per annum  rate equal to the least of (i)
   One-Month LIBOR plus (a) before the optional  termination date for the Group 2 mortgage loans,  the related margin,  (b) after the optional  termination  date for the Group 2 mortgage loans,  the original  margin plus 0.50%,  (ii) the Group 2 net funds cap, and
   (iii) [11.00]% (actual/360, 0 day delay).
(4)Weighted  average lives and principal  windows with respect to the Group 1 Certificates (as defined herein) will be calculated to
   'Call'  assuming the related 5% optional  termination is exercised and all related  mortgage loans pay down on their initial reset date;  and to 'Maturity'  assuming all related  mortgage  loans pay down on their  initial reset date; in both cases  assuming the related  Pricing Speed and  Assumptions  stated above.  Weighted  average lives and principal  windows with respect to the Group 2
   Certificates (as defined herein) will be calculated to 'Call' assuming the related 10% optional  termination is exercised;  and to
   'Maturity'; in both cases assuming the related Pricing Speed and Assumptions stated above.

                                                                  3

I.  SUMMARY

        Issuer........................ Adjustable Rate Mortgage Trust 2007-2.

        Title of Series............... Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2007-2.

        Depositor..................... Credit Suisse First Boston Mortgage Securities Corp.

        Sponsor and Seller............ DLJ Mortgage Capital, Inc.

        Servicers..................... Select Portfolio Servicing,  Inc. ("SPS"),  Countrywide Home Loans Servicing LP, and
                                       IndyMac Bank, F.S.B.

        Special Servicer &
        Modification Oversight Agent..SPS.

        Master Servicer............... Wells Fargo.

        Trustee....................... U.S. Bank National Association.

        Trust Administrator and
        Supplemental Interest Trust
        Administrator................. Wells Fargo.

        Custodians.................... LaSalle Bank, N.A.

        Swap Provider................. Credit Suisse International.

        Mortgage Pool................. 1,799  adjustable rate  mortgage  loans  with  an  aggregate  principal  balance  of approximately  $666,798,371  as of the cut-off date,  secured by first liens on one to  four-family  residential  properties.  Generally,  after the initial  fixed rate period, the interest rate and payment for the adjustable rate  mortgage loans adjust semi-annually  or  annually  based on an index  plus a  margin.  The  mortgage  pool consists of two groups of mortgage loans.

                                       Group 1 is generally  comprised of  adjustable-rate  mortgage  loans with an initial fixed rate period of 10-years and Group 2 is generally  comprised of adjustable-rate mortgage  loans with an initial  fixed rate period of 1 year, 2 years,  3 years or 5 years.

                                       Designation       Number of Mortgage Loans    Cut-off Date Principal Balance
                                       ____________________________________________________________________________
                                          Group 1                     380                         $195,540,422
                                          Group 2                    1419                         $471,257,948

                                       Approximately 91.76% and 8.48% of the groups 1 and 2 mortgage loans,  respectively, have interest rates that will begin to adjust in the same month that the borrower's payment becomes fully  amortizing.  This could  potentially  cause a greater payment shock to the borrower.

                                       __________________________________________________________________________________
                                       Designation                                               Group 1      Group 2
                                       __________________________________________________________________________________
                                       % of mortgage loans with servicing fee of 25 bps          42.96%        80.22%
                                       % of mortgage loans with servicing fee of 37.5 bps        37.21%        8.55%
                                       % of mortgage  loans with initial  servicing fee of 20    0.1983       10.67%*
                                       bps  increasing  to 37.5 bps  beginning  on the  first
                                       rate adjustment date
                                       % of  mortgage  loans with  initial  servicing  fee of     0.00%        0.56%
                                       17.5 bps  increasing  to 20 bps beginning on the first
                                       rate adjustment date

                                                                  4

                                        *One loan has a service fee that steps up to 37.5 bps from 25 bps

                                        Information  contained  herein  reflects the May 1, 2007 cut-off date scheduled balances.  Collateral  information contained  herein is  indicative.  On the closing date,  the aggregate  principal  balance of the mortgage loans in loan groups 1 will equal the  aggregate  principal  balance of the Group 1 Senior  Certificates  and the
                                        Class C-B Certificates.

                                        On the closing date, the aggregate principal balance of the mortgage loans in loan group
                                        2 will exceed the aggregate principal balance of the Group 2 Certificates by the initial overcollateralization amount.

                                        For further collateral information, see "Collateral Summary" and "Collateral Details"
                                        herein.

        Cut-off Date...................May 1, 2007.

        Closing Date.................. On or about May 30, 2007.

        Investor Settlement Date...... On or about May 30, 2007.

        Distribution Dates............ On the 25th day of each  month,  or if the 25th day is not a  business  day,  on the succeeding business day beginning in June 2007.
        Scheduled Final Distribution
        Date.......................... The distribution  date in [May 2037].  The actual final  distribution  date could be substantially earlier.

        Maturity Date................. [May 25, 2037].

        Offered Certificates.......... Class  1-A-1,   Class  AR  and  Class  AR-L   Certificates   (the  "Group  1  Senior
                                       Certificates"),

                                       Class  2-A-1  Certificates  and  Class 2-A-2  Certificates  (together,  the "Group 2
                                       Senior Certificates"),

                                       Class 2-M-1,  Class 2-M-2,  Class 2-M-3,  Class 2-M-4,  Class 2-M-5, Class 2-M-6 and
                                       Class 2-M-7  Certificates  (together  the "Group 2  Subordinate  Certificates,"  and together with the Group 2 Senior  Certificates and the Class-2-X  Certificates,  the
                                       "Group 2 Certificates"),

                                       Group 1 Senior Certificates and Group 2 Senior Certificates  (together,  the "Senior
                                       Certificates"),

                                       Class C-B-1,  Class C-B-2  and  Class C-B-3  Certificates  (together with the Senior
                                       Certificates and the Group 2 Subordinate Certificates, the "Offered Certificates").
        Privately Offered
        Certificates.................. Class C-B-4,   Class C-B-5   and   Class C-B-6   Certificates   (together  with  the
                                       Class C-B-1,    Class C-B-2   and   Class C-B-3    Certificates,    the   "Class C-B
                                       Certificates"), the Class P Certificates and the Class-2-X Certificates.

        Form of Offered Certificates...The Offered Certificates,  other than the Class AR and Class AR-L Certificates, will be  book-entry  certificates.  The  Class AR and  Class  AR-L  Certificates  will be physical certificates.

        Minimum Denominations......... The Offered Certificates,  other than the Class AR and Class AR-L Certificates, will be issued in minimum  denominations  (by principal  balance) of $25,000 and integral multiples of $1 in excess  thereof.  The Class AR and Class AR-L  Certificates  will be issued in minimum percentage interests of 20%.

                                                                  5

        Accrual Periods............... For any  distribution  date and any class of  Offered  Certificates,  other than the
                                       Group 2 Certificates,  the calendar month  immediately  preceding that  distribution
                                       date.  For  any  distribution  date  and  the  Group  2  Certificates,   the  period
                                       commencing on the immediately  preceding  distribution date (or the closing date, in the case of the first accrual  period) and ending on the day  immediately  preceding the related distribution date.

        Day Count..................... For any  distribution  date and any class of  Offered  Certificates,  other than the
                                       Group 2  Certificates,  interest  will be  calculated on the basis of a 360-day year consisting  of  twelve  30-day  months.  For any  distribution  date and the Group 2
                                       Certificates,  interest  will be  calculated  on the basis of a 360-day year and the actual number of days elapsed in each accrual period.

        Delay Days.................... For any  distribution  date and any class of  Offered  Certificates  other  than the
                                       Group  2  Certificates,  24  days.  For  any  distribution  date  and  the  Group  2
                                       Certificates, 0 days.

        Optional Termination.......... On any  distribution  date on  which  the  aggregate  outstanding  stated  principal balance of the group 1 mortgage  loans is less than or equal to 5% of its  aggregate principal  balance as of the cut-off date, the terminating  entity may, but will not be  required  to,  purchase  from the trust all  remaining  group 1 mortgage  loans, thereby  causing an early  retirement  of and a principal  prepayment on the Group 1
                                       Senior Certificates and Class C-B Certificates.

                                       On any  distribution  date on  which  the  aggregate  outstanding  stated  principal balance of the group 2 mortgage  loans is less than or equal to 10% of its aggregate principal  balance as of the cut-off date, the terminating  entity may, but will not be  required  to,  purchase  from the trust all  remaining  group 2 mortgage  loans, thereby  causing an early  retirement  of and a principal  prepayment on the Group 2
                                       Certificates.

        Ratings....................... The  Group 1 (other  than the  Class AR and  Class  AR-L  Certificates)  and Group 2
                                       Certificates are expected to be rated by Moody's Investors Service,  Inc. ("Moody's)
                                       and Standard & Poor's Ratings Services  ("S&P"),  with the ratings  indicated in the table  on page 2  above.  Certain  of the  Class C-B  Certificates  may be  rated by
                                       Moody's and/or S&P.

        ERISA Considerations.......... The Offered Certificates,  other than the Class AR and Class AR-L Certificates,  may be eligible  for  purchase  by  transferees  acting  for, or on behalf of,  employee benefit  plans or other  retirement  arrangements  that are subject to the  Employee
                                       Retirement Income Security Act of 1974, as amended ("ERISA"),  or to Section 4975 of the Internal  Revenue Code of 1986,  as amended,  subject to certain  considerations described  in the  prospectus  supplement.  Sales  of the  Class AR and  Class  AR-L
                                       Certificates  to such plans or retirement  arrangements  are  prohibited,  except as described in the  prospectus  supplement.  During the period that the Swap Agreement is  outstanding,  plan  investors  will be  required  to  represent  that  they have available  certain  exemptions  based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.
        Federal Income Tax
        Consequences.................. For federal income tax purposes,  the depositor  will cause  multiple  separate real estate mortgage  investment  conduit ("REMIC")  elections to be made with respect to the trust  (exclusive of the assets held in the basis risk reserve  fund).  No REMIC election will be made with respect to the  supplemental  interest trust. The Offered
                                       Certificates,  other than the Class AR and Class AR-L  Certificates,  will represent ownership of regular  interests  in the upper tier REMIC.  These  certificates  will generally  be treated  as  representing  ownership  of debt for  federal  income tax purposes.  Holders of these  certificates  will be required to include as income all interest and original issue  discount,  if any, on such  certificates  in accordance with the accrual method of accounting,  regardless of the certificateholders'  usual
                                       methods  of  accounting.  In  addition,   Offered  Certificates  that  are  Group  2
                                       Certificates  will be treated as having an interest in a limited  recourse  notional principal  contract.  For federal income tax purposes,  the Class AR-L  Certificates will represent  ownership of the residual interests in the lower-tier REMICs,  which will  hold  the  mortgage  loans,  and the  Class  AR  Certificates  will  represent ownership of the residual interest in each remaining REMIC.

                                                                  6

        Legal Investment.............. The Offered  Certificates,  other than the  Class 2-M-3,  Class 2-M-4,  Class 2-M-5,
                                       Class 2-M-6 and Class  2-M-7,  Class C-B-2  and  Class C B-3  Certificates,  will be
                                       "mortgage  related  securities"  for  purposes  of  the  Secondary  Mortgage  Market
                                       Enhancement  Act of 1984  ("SMMEA").  You  should  consult  your legal  advisors  in determining  whether and to what extent the Offered  Certificates  constitute  legal investments for you.
        Principal and Interest
        Advancing..................... Each  servicer  (or if a servicer  fails to make an advance,  the master  servicer), will make cash advances with respect to delinquent  scheduled  payments of principal and  interest  on any  mortgage  loan  serviced by it, to the extent they are deemed recoverable.

        Compensating Interest......... Each servicer will provide compensating  interest for prepayment interest shortfalls only to the extent described in the prospectus supplement.

        Servicing Transfer............ At the option of the  Seller,  the  servicing  function  for all or a portion of the mortgage  loans  serviced by SPS may be  transferred  to a successor  servicer  that meets  the  requirements  of a  successor  servicer  in the  pooling  and  servicing agreement.

                                                                  7

II. CREDIT ENHANCEMENT (Group 1)

        Subordination................  The  Group  1  Senior  Certificates  will  receive  distributions  of  interest  and principal before the Class C-B  Certificates  are entitled to receive  distributions of interest  or  principal.  The  Class C-B  Certificates  absorb  most  losses,  in reverse  order of  principal  priority,  on the group 1 mortgage  loans prior to the
                                       Group 1 Senior Certificates.

                                       NOTE:  The  Class C-B  Certificates  represent  interests  in the  group 1  mortgage loans,  consequently,  the  Class C-B  Certificates  could be  reduced  to zero as a result of a disproportionate  amount of Realized Losses on the mortgage loans in any of these groups.

        Realized Losses..............  Any realized loss with respect to a group 1 mortgage loan,  except for excess losses
                                       (as described below), will be allocated as follows:

                                       (a) first, to the Class C-B-6  Certificates,  until its class  principal  balance is reduced to zero;

                                       (b) second,  to the Class C-B-5  Certificates,  until its class principal balance is reduced to zero;

                                       (c) third, to the Class C-B-4  Certificates,  until its class  principal  balance is reduced to zero;

                                       (d) fourth,  to the Class C-B-3  Certificates,  until its class principal balance is reduced to zero;

                                       (e) fifth, to the Class C-B-2  Certificates,  until its class  principal  balance is reduced to zero;

                                       (f) sixth, to the Class C-B-1  Certificates,  until its class  principal  balance is reduced to zero; and

                                       (g) seventh, to the Class 1-A-1 Certificates, until its respective class principal balances has been reduced to zero.

        Excess Losses...............   On  each  distribution  date,  excess  losses  with  respect  to  principal  will be
                                       allocated   pro  rata  among  the  Group  1  Senior   Certificates   and  Class  C-B
                                       Certificates, based on their respective class principal balances.

                                       Excess  losses are special  hazard  losses,  bankruptcy  losses and fraud  losses in excess of certain  amounts.  Accordingly,  the Class C-B  Certificates  will provide limited  protection  to the  classes of  certificates  of higher  relative  priority against special hazard losses, bankruptcy losses and fraud losses.

                                                                  8

        Group 1 Credit Enhancement
        Percentages..................  For  any  certificate  on  any  distribution  date,  a  fraction,   expressed  as  a
                                       percentage,  the  numerator  of which is the sum of the  aggregate  class  principal balance of the Class C-B Certificates subordinate to that certificate,  after giving effect to payments on such  distribution  date, and the  denominator of which is the aggregate  loan group balance for the group 1 mortgage  loans for such  distribution date.

                                       Initial Groups 1 Credit Enhancement Percentages:

                                                                                   Approximate Expected Initial
                                                          Class                      Credit Enhancement* (%)
                                               _________________________________________________________________________
                                                   Group 1 Senior Certificates                   [6.15]
                                                              C-B-1                              [2.60]
                                                              C-B-2                              [1.75]
                                                              C-B-3                              [1.20]
                                                              C-B-4                              [0.70]
                                                              C-B-5                              [0.30]
                                                              C-B-6                              [0.00]
                                               _________________________________________________________________________
                                               *Based on collateral cut-off balance. Subject to a +/- 0.50% variance.

        Shifting of Interests........ Except as described  below, the Group 1 Certificates   will   receive  100%  of
                                      principal  prepayments  received on the mortgage  loans  in  the  related  loan group until the seventh  anniversary of the  first  distribution  date.  During
                                      the  next  three   years,   the  senior certificates  will generally  receive a
                                      disproportionately      large,      but decreasing,    share    of    principal
                                      prepayments.  This  will  result  in  a quicker  return of  principal  to these
                                      senior  certificates  and increases the likelihood   that   holders   of  these
                                      certificates  will  be  paid  the  full amount of  principal  to which they are entitled.

                                      If the  subordinate  percentage  before the  third  anniversary  of  the  first
                                      distribution  date is  greater  than or equal   to   twice   the    subordinate
                                      percentage  as of the closing date (and certain   rating   agency    collateral
                                      performance       requirements      are satisfied),    then   the   subordinate
                                      classes  will  receive 50% of their pro rata  share of  principal  prepayments.
                                      If  the  subordinate  percentage  on or after  the  third  anniversary  of  the
                                      first   distribution  date  is  greater than or equal to twice the  subordinate
                                      percentage  as of the closing date (and certain   rating   agency    collateral
                                      performance       requirements      are satisfied),    then   the   subordinate
                                      classes  will receive 100% of their pro rata share of principal prepayments.

 III.     DISTRIBUTIONS (Group 1)

        Available Distribution Amount. For any  distribution  date  and each of the  group 1  mortgage  loans,  the sum of:
                                       (i)scheduled  payments and advances on the related  mortgage loans,  net of related
                                       servicing,   trustee,   and  insurance  fees,  as  applicable;   (ii) insurance  and
                                       liquidation  proceeds,  net of unreimbursed  liquidation  expenses;  (iii) principal prepayments  received during the related  prepayment  period,  excluding  prepayment penalties;  (iv) amounts  received in respect of a  repurchase  by the seller,  or a purchase by a holder of a subordinate  certificate  or by the special  servicer,  as provided in the pooling and servicing  agreement,  net of advances  previously  made and other amounts as to which the trustee,  the trust  administrator,  a servicer or the  master  servicer  is  entitled  to be  reimbursed;  (v) compensating  interest;
                                       (vi) recoveries;   and  (vii) any   amount  paid  in  connection  with  an  optional
                                       termination, up to the amount of the par value for the loan group.

        Priority of distributions..... Distributions  will in general be made to the extent of the available  funds for the group 1 mortgage loans in the order and priority as follows:

                                            1.  First,  to the Group 1 Senior  Certificates,  pro-rata,  accrued and unpaid interest at their respective  pass-through  rates on their respective class principal balances,

                                                                  9

                                            2.  Second, to the Group 1 Senior Certificates, as principal, the senior principal distribution amount as described below under the heading
                                                "Distributions of principal,"

                                            3.  Third,  to  each  class  of  Class C-B  Certificates,   interest  and  then
                                                principal in increasing order of numerical class designation;  and

                                            4.  Fourth,  to the Class AR or Class AR-L  Certificates,  as appropriate,  the remainder (which is expected to be zero).

        Distribution of principal..... On  each  distribution   date,  an  amount  up  to  the  Group  1  senior  principal distribution  amount for that distribution date will be distributed as principal pro rata  to the  Class  AR  Certificates  and  Class  AR-L  Certificates,  until  their respective  class  principal  balances  are  reduced to zero,  and then to the Class
                                       1-A-1 Certificates, until its class principal balance is reduced to zero.

                                                                  10

IV. CREDIT ENHANCEMENT (Group-2)

        Overcollateralization......... The  group 2  mortgage  loans  bear  interest  each  month in an  amount  that in the aggregate  is  expected to exceed the amount  needed to pay  monthly  interest on the
                                       Group 2 Certificates  and certain related trust  expenses.  This excess interest will be applied to pay  principal  on the Group 2  Certificates  (other than the Class 2-X
                                       Certificates)   in   order  to   create   and   maintain   the   required   level  of
                                       overcollateralization.  The overcollateralization  will be available to absorb losses on the group 2  mortgage  loans.  The  required  level of  overcollateralization  may increase or decrease over time. We cannot  assure you that  sufficient  interest will be generated by the group 2 mortgage  loans to create and maintain the required level of overcollateralization or to absorb losses on the group 2 mortgage loans.

        Overcollateralization Amount.. For any  distribution  date will be equal to the  amount,  if any,  by which  (x) the aggregate  loan group  balance of the group 2  mortgage  loans for such  distribution date exceeds (y) the  aggregate  class principal  balance of the Group 2 Certificates after giving effect to payments on such distribution date.
        Initial Overcollateralization. As  of  the  closing  date,  the  overcollateralization   amount  will  be  equal  to
                                       approximately [0.85]%.

        Targeted
        Overcollateralization Amount.. For any distribution  date prior to the stepdown date,  approximately  [0.85]% of the aggregate  loan group  balance of the group 2 mortgage  loans as of the cut-off.  For any  distribution  date on or after the  stepdown  date and with  respect  to which a trigger event is not in effect,  the greater of  (a) [1.70]%  of the  aggregate  loan group  balance  of the  group  2  mortgage  loans  for  such  distribution  date,  or
                                       (b) [0.50]%  of the aggregate  loan group balance of the group 2 mortgage loans as of the  cut-off  date.  For any  distribution  date on or after the  stepdown  date with respect  to which a  trigger  event is in  effect  and is  continuing,  the  targeted overcollateralization  amount for the distribution  date  immediately  preceding such distribution date.

        Stepdown Date................. The date  occurring on the earlier of (i) the first  distribution  date following the distribution  date on which the  aggregate  principal  balance  of the Group 2 Senior
                                       Certificates  is reduced to zero and (ii) the later to occur of (a) the  distribution date in  [June  2010],  and (b) the  first  distribution  date on  which  the  senior enhancement  percentage  is equal to or greater  than two times the initial  targeted credit enhancement percentage for the Group 2 Senior Certificates.

        Group 2 Credit Enhancement     Initial Group 2 Credit Enhancement Percentages:
        Percentage....................

                                                 Approximate Expected  Approximate Expected    Approximate Expected
                                                    Initial Credit     Initial Target Credit   Final Target Credit
                                     Class          Enhancement* (%)      Enhancement* (%)       Enhancement** (%)
                                 _____________________________________________________________________________________
                                  Group 2 Senior           7.65                  7.65                 15.30
                                   2-M-1                   4.65                  4.65                  9.30
                                   2-M-2                   3.75                  3.75                  7.50
                                   2-M-3                   2.85                  2.85                  5.70
                                   2-M-4                   2.35                  2.35                  4.70
                                   2-M-5                   1.85                  1.85                  3.70
                                   2-M-6                   1.35                  1.35                  2.70
                                   2-M-7                   0.85                  0.85                  1.70
                                 *Prior to the stepdown date, based on collateral cut-off balance.
                                 **On or after stepdown date, based on current pool balance.

                                 Initial Hard Subordination to Class 2-A-1 Certificates: [16.88]%

                                                                  11

          Trigger Event...............A trigger event will  occur  for any distribution date if  either (i) the average of the
                                      delinquency rates for   each   of  the three  (or  one  and two,  in the case of
                                      the first and second  distribution dates) immediately preceding  months as of the  last
                                      day of the related collection  period equals  or   exceeds [40]% of the  senior enhancement
                                      percentage  for such distribution date or (ii) the cumulative  realized losses as a percentage of the original aggregate collateral balance on the closing date for such distribution date is greater than the percentage set forth below:

                                       Range of Distribution Dates         Cumulative Loss Percentage
                                       [June-2009 - May 2010]                        [0.25]%
                                       [June-2010 - May 2011]                        [0.65]%
                                       [June-2011 - May 2012]                        [1.10]%
                                       [June 2012 - May 2013]                        [1.60]%
                                       [June-2013 and thereafter]                    [1.90]%

        Delinquency Rate.............. With respect to any distribution date, the fraction,  expressed as a percentage,  the numerator of which is the aggregate  loan group balance of the group 2 mortgage loans
                                       60 or more days delinquent  (including all foreclosures and REO Properties) as of the close of business on the last day of such month,  and the denominator of which is the aggregate  loan  group  balance  of the  group 2  mortgage  loans as of the  close of business on the last day of such month.

        Subordination................. The Group 2 Senior Certificates will have a payment priority over the Group 2
                                       Subordinate  Certificates.  Each class of Group 2  Subordinate  Certificates  will be subordinate  to each other class of  subordinate  certificates  with a higher payment priority.

                                       Losses on the group 2 mortgage loans will first reduce the available  excess interest
                                       and   then   reduce   the    overcollateralization    amount.    If   there   is   no
                                       overcollateralization  at that time,  losses on the mortgage  loans will be allocated to the Group 2 Subordinate  Certificates,  in the reverse order of their  priority of
                                       payment,   until  the  principal  amount  of  all  classes  of  Group  2  Subordinate
                                       Certificates  are reduced to zero. On and after the Credit  Support  Depletion  Date, losses  from the group 2 mortgage  loans will be  allocated  first to the Class 2-A-2
                                       Certificates  and then to the  Class  2-A-1  Certificates,  in each  case,  until the
                                       Certificate Principal Balance is reduced to zero.

                                                                  12

 V.  DISTRIBUTIONS (Group 2)

        Interest Remittance Amount.....For any  distribution  date and loan  group  2,  the sum of  (i) scheduled  interest payments  (other than  payaheads)  and advances on the mortgage loans in the related loan group for the related  collection  period,  the  interest  portion of payaheads previously  received and intended for application in the related  collection  period and  the  interest  portion  of  all  payoffs  (net  of  payoff  interest  for  such distribution  date) and  curtailments  received  on the  mortgage  loans  during the related  prepayment  period,  less (x) the  applicable  expense fees with respect to such  mortgage  loans and  (y) unreimbursed  advances  and other  amounts due to the master servicer,  the applicable  servicer and the trust  administrator with respect to such  mortgage  loans,  to the extent  allocable to  interest,  (ii) compensating interest,  (iii) the  portion of any  substitution  adjustment  amount and  purchase price paid with  respect  to such  mortgage  loans  during  the  related  collection period,  in each case  allocable to interest and amounts paid in connection  with an optional termination,  up to the amount of the interest portion of the par value for the  related  loan group and  (iv) net  liquidation  proceeds  (net of  unreimbursed advances,  servicing  advances  and  other  expenses,  to the  extent  allocable  to interest,  and unpaid expense fees)  collected with respect to the mortgage loans in the  related  loan  group  during  the  related  collection  period,  to the  extent allocable to interest.

        Distributions of Interest..... For  each  distribution  date,  the  pass-through  rate  for  each  class of Group 2
                                       Certificates,  other than the Class 2-X  Certificates,  is a per annum rate equal to the least of (i) the sum of one-month LIBOR for the related  distribution  date plus the  related  certificate  margin,  (ii) the  group  2  net  funds  cap,  and  (iii)
                                       [11.00]%.

                                       On each  distribution  date  (or on the  related  swap  payment  date in the case of payments to the supplemental  interest trust),  the interest  remittance  amount for such date will be paid in the following order of priority:

                                            (1) to the supplemental  interest trust, for payment to the Swap  Counterparty, any  Net  Swap  Payment  or Swap  Termination  Payment  (not  due to a Swap
                                                Provider Trigger Event,(as  defined in the Swap Agreement)),  including any amount remaining unpaid from a prior distribution date;

                                            (2) to the Group 2 Senior Certificates,  pro rata based on amounts due, current
                                                interest   and  any   carryforward   interest   for  such  class  and  such
                                                distribution date, based on the applicable pass-through rate;

                                            (3) to the Class 2-M-1  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date;

                                            (4) to the Class 2-M-2  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date;

                                            (5) to the Class 2-M-3  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date;

                                            (6) to the Class 2-M-4  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date;

                                            (7) to the Class 2-M-5  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date;

                                            (8) to the Class 2-M-6  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date;

                                            (9) to the Class 2-M-7  Certificates,  current  interest  and any  carryforward interest for such class and such distribution date; and

                                            (10)for  application as part of monthly excess  cashflow for such  distribution date, as described  below, any interest  remittance  amount remaining after
                                                application   pursuant   to  clauses   (1)   through  (9)  above  for  such
                                                distribution date.

                                                                  13

        Principal Remittance Amount... For any  distribution  date and loan  Group  2, the sum of  (i) scheduled  principal payments  (other than  payaheads)  and advances on the mortgage loans in the related loan group, net of unreimbursed  advances,  servicing advances and other amounts due to the servicers,  the trustee, the master servicer and the trust administrator with respect to the mortgage loans in the related loan group (to the extent  allocable to principal),  and the principal portion of payaheads previously received and intended for  application  in  the  related  collection  period,  (ii) principal  prepayments received during the related prepayment period,  (iii) amounts received in respect of a repurchase by the seller,  or a purchase by a holder of a subordinate  certificate or by the special servicer, as provided in the pooling and servicing agreement,  net of advances  previously  made and other  amounts as to which the trustee,  the trust administrator,  a servicer or the master  servicer  is  entitled  to be  reimbursed,
                                       (iv) amounts paid in connection with an optional  termination,  up to the amount of the par value for the  related  loan  group,  (v) the  portion  of any  substitution adjustment  amount  paid with  respect  to any  deleted  mortgage  loans  during the related  collection  period allocable to principal,  (vi) net  liquidation  proceeds
                                       (net of unreimbursed advances,  servicing advances and other expenses, to the extent allocable  to  principal)  and  recoveries,  if any,  collected  with respect to the mortgage loans in the related loan group during the related  collection  period,  to
                                       the  extent   allocable  to  principal,   and  (vii)  amounts   withdrawn  from  the
                                       supplemental  interest  trust to cover the Net  Cumulative  Realized Loss amounts as described under the Swap Agreement.
        Overcollateralization
        Release Amount................ For  any  distribution  date  will be  equal  to the  lesser  of  (x) the  principal remittance  amount for such  distribution  date and (y) the amount, if any, by which
                                       (1) the  overcollateralization  amount for such date, calculated for this purpose on the basis of the assumption  that 100% of the aggregate of the principal  remittance amount for such date is applied on such date in  reduction  of the  aggregate of the class  principal  balances of the Group 2  Certificates,  exceeds  (2) the  targeted overcollateralization amount for such date.

        Principal Payment Amount...... For  any  distribution  date  and  loan  group  2 will  be  equal  to the  principal remittance amount for such date minus the  overcollateralization  release amount, if any, for such date.
        Senior Principal Payment
        Amount........................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which (x) the class principal balance of the Group 2 Senior  Certificates immediately  prior to such  distribution  date  exceeds  (y) the  lesser  of (A) the product of (i)  [84.70]% and  (ii) the  aggregate  loan balance for loan group 2 for such  distribution  date and (B) the amount, if any, by which (i) the aggregate loan balance  for  loan  group 2  mortgage  loans  for  such  distribution  date  exceeds
                                       (ii) [0.50]%  of the aggregate loan group balance for loan group 2 as of the cut-off date.

        Credit Support Depletion Date. The first  distribution  date on which the aggregate class principal  balance of the
                                       Group 2 Subordinate Certificates has been or will be reduced to zero.

                                                                  14

        Class 2-M-1 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior  Certificates,  in  each  case,  after  giving  effect  to  payments  on such
                                       distribution   date  and  (ii) the  class  principal   balance  of  the  Class 2-M-1
                                       Certificates  immediately  prior to such distribution date exceeds (y) the lesser of
                                       (A) the product of (i) [90.70]%  and (ii) the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the  amount,  if any, by which  (i) the aggregate  loan group  balance for loan group 2 for such  distribution  date exceeds
                                       (ii) [0.50]%  of the aggregate loan group balance for loan group 2 as of the cut-off date.
        Class 2-M-2 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior  Certificates  and the Class 2-M-1  Certificates,  in each case, after giving effect to payments on such  distribution  date and (ii) the class principal  balance of the Class 2-M-2  Certificates immediately prior to such distribution date exceeds
                                       (y) the lesser of (A) the product of (i) [92.50]% and (ii)the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the amount, if any, by which (i) the  aggregate  loan group balance for loan group 2 for such  distribution date exceeds  (ii) [0.50]%  of the aggregate  loan group balance for loan group 2 as of the cut-off date.
        Class 2-M-3 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior Certificates,  the Class 2-M-1 Certificates and the Class 2-M-2 Certificates,
                                       in each  case,  after  giving  effect  to  payments  on such  distribution  date and
                                       (ii) the class principal balance of the Class 2-M-3  Certificates  immediately prior to such  distribution date exceeds (y) the lesser of (A) the product of (i) [94.30]%
                                       and (ii) the  aggregate  loan group  balance for loan group 2 for such  distribution date and (B) the amount,  if any, by which (i) the  aggregate loan group balance for loan group 2 for such distribution  date exceeds  (ii) [0.50]% of the aggregate loan group balance for loan group 2 as of the cut-off date.
        Class 2-M-4 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior Certificates,  the Class 2-M-1 Certificates, the Class 2-M-2 Certificates and
                                       the Class 2-M-3 Certificates,  in each case, after giving effect to payments on such
                                       distribution   date  and  (ii) the  class  principal   balance  of  the  Class 2-M-4
                                       Certificates  immediately  prior to such distribution date exceeds (y) the lesser of
                                       (A) the product of (i) [95.30]%  and (ii) the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the  amount,  if any, by which  (i) the aggregate  loan group  balance for loan group 2 for such  distribution  date exceeds
                                       (ii) [0.50]%  of the aggregate loan group balance for loan group 2 as of the cut-off date.
        Class 2-M-5 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior Certificates,  the Class 2-M-1  Certificates,  the Class 2-M-2  Certificates,
                                       the Class 2-M-3 Certificates and the Class 2-M-4  Certificates,  in each case, after giving effect to payments on such  distribution  date and (ii) the  class  principal balance of the Class 2-M-5  Certificates immediately prior to such distribution date exceeds  (y) the lesser of (A) the product of  (i) [96.30]%  and (ii) the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the amount, if any,  by which  (i) the  aggregate  loan group  balance for loan group 2 for such distribution date exceeds  (ii) [0.50]% of the aggregate loan group balance for loan group 2 as of the cut-off date.

                                                                  15

        Class 2-M-6 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior Certificates,  the Class-2-M-1  Certificates,  the Class 2-M-2  Certificates,
                                       the  Class  2-M-3   Certificates,   the  Class 2-M-4   Certificates  and  the  2-M-5
                                       Certificates,  in each case,  after giving  effect to payments on such  distribution
                                       date  and  (ii) the  class  principal   balance  of  the  Class 2-M-6   Certificates
                                       immediately  prior to such  distribution  date  exceeds  (y) the  lesser of  (A) the product of (i) [97.30]%  and (ii) the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the amount,  if any, by which (i) the aggregate loan group balance for loan group 2 for such distribution date exceeds  (ii) [0.50]%
                                       of the aggregate loan group balance for loan group 2 as of the cut-off date.
        Class 2-M-7 Principal
        Payment Amount................ For any  distribution  date on or after the  stepdown  date and as long as a trigger event has not occurred with respect to such  distribution  date, will be the amount, if any, by which  (x) the  sum of (i) the  class  principal  balances of the Group 2
                                       Senior Certificates,  the Class 2-M-1  Certificates,  the Class 2-M-2  Certificates,
                                       the  Class  2-M-3  Certificates,   the  Class 2-M-4  Certificates,  the  Class 2-M-5
                                       Certificates and the Class 2-M-6 Certificates,  in each case, after giving effect to payments on such  distribution  date and  (ii) the  class  principal  balance of the
                                       Class 2-M-7  Certificates  immediately  prior  to  such  distribution  date  exceeds
                                       (y) the lesser of (A) the product of (i) [98.30]% and (ii) the  aggregate loan group balance for loan group 2 for such  distribution  date and (B) the amount, if any, by which (i) the  aggregate  loan group balance for loan group 2 for such  distribution date exceeds  (ii) [0.50]%  of the aggregate  loan group balance for loan group 2 as of the cut-off date.

        Distributions of Principal.... The principal payment amount will be paid on each distribution date as follows:

                                            I.  On each  distribution  date, or in the case of payments to the supplemental interest  trust,  on each Swap Payment Date, (a) prior to the stepdown date or (b) with respect to which a trigger  event is in effect,  the  principal payment amount will be paid in the following order of priority:

                                                       (i)      to  the  supplemental   interest  trust,  any  unpaid  Swap
                                                                Termination  Payment owed to the Swap  Provider (not due to a Swap  Provider  Trigger  Event,  as  defined  in the Swap
                                                                Agreement) ;

                                                       (ii)     to the  Group 2 Senior  Certificates,  pro  rata,  based on their related class principal  balances,  until the related class principal balance thereof has been reduced to zero,

                                                       (iii)    to the Class 2-M-1 Certificates,  until its class principal balance is reduced to zero;

                                                       (iv)     to the Class 2-M-2 Certificates,  until its class principal balance is reduced to zero;

                                                       (v)      to the Class 2-M-3 Certificates,  until its class principal balance is reduced to zero;

                                                       (vi)     to the Class 2-M-4 Certificates,  until its class principal balance is reduced to zero;

                                                       (vii)    to the Class 2-M-5 Certificates,  until its class principal balance is reduced to zero;

                                                                  16

                                                       (viii)   to the Class 2-M-6 Certificates,  until its class principal balance is reduced to zero;

                                                       (ix)     to the Class 2-M-7 Certificates,  until its class principal balance is reduced to zero; and

                                                       (x)      for  application  as part of monthly  excess  cashflow  for such  distribution  date,  as  described  below,  any  such
                                                                principal   payment  amount  remaining  after   application
                                                                pursuant to clauses (i) through (ix) above.

                                            II. On each  distribution  date, or in the case of payments to the supplemental interest  trust,  on each Swap Payment  Date,  (a) on or after the stepdown date and (b) with  respect to which a trigger  event is not in effect,  the principal payment amount will be paid in the following order of priority:

                                                       (i)      to  the  supplemental   interest  trust,  any  unpaid  Swap
                                                                Termination  Payment owed to the Swap  Provider (not due to a Swap  Provider  Trigger  Event,  as  defined  in the Swap
                                                                Agreement);

                                                       (ii)     the  Senior  Principal  Payment  Amount,  pro rata,  to the
                                                                Group 2 Senior  Certificates,  based on their related class principal  balances,  until  the  related  class  principal balance thereof has been reduced to zero;

                                                       (iii)    to the Class 2-M-1 Certificates,  the Class 2-M-1 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero;

                                                       (iv)     to the Class 2-M-2 Certificates,  the Class 2-M-2 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero;

                                                       (v)      to the Class 2-M-3 Certificates,  the Class 2-M-3 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero;

                                                       (vi)     to the Class 2-M-4 Certificates,  the Class 2-M-4 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero;

                                                       (vii)    to the Class 2-M-5 Certificates,  the Class 2-M-5 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero;

                                                       (viii)   to the Class 2-M-6 Certificates,  the Class 2-M-6 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero;

                                                       (ix)     to the Class 2-M-7 Certificates,  the Class 2-M-7 Principal
                                                                Payment Amount for such distribution  date, until its class principal balance is reduced to zero; and

                                                       (x)      for  application  as part of monthly  excess  cashflow  for such  distribution  date,  as  described  below,  any  such
                                                                principal   payment  amount  remaining  after   application
                                                                pursuant to clauses (i) through (ix) above.

                                                                  17

        Group 2 Distribution of
        Monthly Excess Cashflow....... On each  distribution  date, the Group 2 monthly excess cashflow will be distributed in the following order of priority,  provided,  however, the distributions,  if any, made pursuant to subclause  (18) will be made on the Swap Payment Date to the extent such distributions would be made on such distribution date:

                                            (1) until the aggregate  class  principal  balance of the Group 2  Certificates equals the aggregate  loan group balance of the Group 2 mortgage  loans for such  distribution  date minus the Group 2  targeted  overcollateralization amount for such date:

                                                (A) on each  distribution  date (a) prior to the Group 2  stepdown  date or
                                                (b) with  respect  to which a Group 2 trigger  event is in  effect,  to the extent of Group 2 monthly excess  interest for such  distribution  date, to the Group 2 Certificates, in the following order of priority:

                                                    (i)   to the Group 2 Senior  Certificates,  pro rata, weighted based on
                                                          the  class  principal  balance  of  such  classes,   until  their
                                                          respective class principal balances are reduced to zero;

                                                    (ii)  to  the  Class 2-M-1  Certificates,  until  its  class  principal balance is reduced to zero;

                                                    (iii) to  the  Class 2-M-2  Certificates,  until  its  class  principal balance is reduced to zero;

                                                    (iv)  to  the  Class 2-M-3  Certificates,  until  its  class  principal balance is reduced to zero;

                                                    (v)   to  the  Class 2-M-4  Certificates,  until  its  class  principal balance is reduced to zero;

                                                    (vi)  to  the  Class 2-M-5  Certificates,  until  its  class  principal balance is reduced to zero;

                                                    (vii) to  the  Class 2-M-6  Certificates,  until  its  class  principal balance is reduced to zero; and

                                                    (viii)        to  the   Class 2-M-7   Certificates,   until  its  class
                                                          principal balance is reduced to zero;

                                                (B) on each  distribution  date on or after the Group 2  stepdown  date and with  respect to which a Group 2 trigger  event is not in  effect,  to fund any principal  distributions  required to be made on such distribution date as set forth above,  after giving effect to the distribution of the Group 2 principal  payment amount for such date, in accordance  with the priorities set forth above;

                                            (2) sequentially,  first to the Class 2-A-1  Certificates and then to the Class
                                                2-A-2  Certificates,  any deferred amount for such classes,  weighted based on the amounts due;

                                            (3) to the Class 2-M-1 Certificates, any deferred amount for such class;

                                            (4) to the Class 2-M-2 Certificates, any deferred amount for such class;

                                            (5) to the Class 2-M-3 Certificates, any deferred amount for such class;

                                            (6) to the Class 2-M-4 Certificates, any deferred amount for such class;

                                            (7) to the Class 2-M-5 Certificates, any deferred amount for such class;

                                            (8) to the Class 2-M-6 Certificates, any deferred amount for such class;

                                            (9) to the Class 2-M-7 Certificates, any deferred amount for such class;

                                            (10)to the Group 2 Senior  Certificates,  pro rata  based on amounts  due,  any basis risk shortfall on such classes;

                                                                  18

                                            (11)to the Class 2-M-1 Certificates, any basis risk shortfall for such class;

                                            (12)to the Class 2-M-2 Certificates, any basis risk shortfall for such class;

                                            (13)to the Class 2-M-3 Certificates, any basis risk shortfall for such class;

                                            (14)to the Class 2-M-4 Certificates, any basis risk shortfall for such class;

                                            (15)to the Class 2-M-5 Certificates, any basis risk shortfall for such class;

                                            (16)to the Class 2-M-6 Certificates, any basis risk shortfall for such class;

                                            (17)to the Class 2-M-7 Certificates, any basis risk shortfall for such class;

                                            (18)to the supplemental  interest trust, any Swap Termination Payment (due to a
                                                Swap Provider  Trigger Event, as defined in the Swap Agreement) owed to the
                                                Swap Provider;

                                            (19)to the Class 2-X  Certificates,  the amount distributable  thereon pursuant to the pooling and servicing agreement; and

                                            (20)to the Class AR and AR-L  Certificates,  any remaining  amount (no payments are expected to be made to the Class AR Certificates under this clause).

                                       Distributions  pursuant to subclauses (2) through (9) on any distribution  date will be made after giving effect to withdrawals from the  supplemental  interest trust to pay  Deferred  Amounts on such  date.  Distributions  pursuant  to  subclauses  (10)
                                       through  (17)  on any  distribution  date  will  be  made  after  giving  effect  to withdrawals  from the  supplemental  interest trust to pay basis risk  shortfalls on such date.

        Group 2 Net Funds Cap......... The pass-through  rates on each Class of Group 2 Certificates  (other than Class 2-X
                                       Certificates) are subject to the group 2 net funds cap.

                                       On any  distribution  date, the group 2 net funds cap will equal (x) (a) a fraction, expressed as a percentage,  the numerator of which is the product of (1) the optimal interest  remittance  amount  for  loan  group 2 for such  date and (2) 12,  and the denominator  of which is the aggregate  loan group balance of the mortgage  loans in loan group 2 for the immediately  preceding  distribution date, less (b) a fraction, expressed as a  percentage,  the numerator of which is the product of (i) the sum of the  Net  Swap  Payment  made  to the  Swap  Provider,  if any,  plus  certain  Swap
                                       Termination  Payments, if any, and (ii) 12, and the denominator of which is equal to the  aggregate  loan group  balance of the mortgage  loans in loan group 2 (the "Net
                                       Swap Payment Rate"),  multiplied by (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the  immediately  preceding accrual period.

                                       On any  distribution  date, if the current interest rate (calculated on the basis of the lesser of (x) one month  LIBOR plus the  applicable  certificate  margin and (y)
                                       the  maximum  interest  rate) on any Class of Group 2  Certificates  (other than the
                                       Class 2-X  Certificates)  is limited by the group 2 net funds cap,  such  difference will constitute a basis risk shortfall.

                                       A schedule of the group 2 net funds cap is included in this document.

        Swap Agreement................ On the Closing Date, the supplemental interest trust trustee will enter into a Swap
                                       Agreement.  Under the Swap Agreement, (i) the supplement interest trust trustee will be obligated to pay to the Swap Provider an amount equal to approximately
                                       [TBD%] per annum (30/360 accrual) on the Swap Notional Amount for the related period (as set forth in the Swap Agreement and a preliminary Swap Notional Amount is shown on p.[21] of this term sheet.) and (ii) the supplement interest trust trustee will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR (actual/360 accrual) on the Swap Notional Amount for the related period, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                                                  19

                                       Generally, the Net Swap Payment will be deposited into a Swap Account by the supplemental interest trust trustee pursuant to the pooling and servicing agreement and amounts on deposit in the Swap Account will be distributed as described below.

                                       Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a termination payment (the "Swap
                                       Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to
                                       Certificateholders.

        Swap Payments................  Funds payable under the Swap Agreement (i.e., Net Swap Payment from either the supplemental interest trust or the Swap Provider) will be deposited into a swap account (the "Swap Account").

                                       Funds in the Swap Account which are payable to the Swap Provider will be distributed from any available funds prior to distributions on the Certificates (as described herein under "Distributions to Interest ", "Distribution of Principal"
                                       and "Group 2 Distribution of Monthly Excess Cashflow") on each Swap Payment Date in the following order of priority:

                                            1.  to the Swap Provider, any Net Swap Payment owed for such Distribution
                                                Date; and
                                            2.  to the Swap Provider, any Swap Termination Payment not due to a Swap
                                                Provider Trigger Event (as defined in the Swap Agreement).

                                       Funds in the Swap Account that are payable to the supplemental interest trust will be distributed on each Distribution Date in the following order of priority:

                                            1.  to pay Group 2 Senior Certificates pro rata, weighted based on amounts due, current interest and any carryforward interest, to the extent unpaid from the Group 2 interest remittance amount;
                                            2.  to pay the Class 2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class
                                                2-M-5, Class 2-M-6 and Class 2-M-7 Certificates, in that order, current interest and any carryforward interest, to the extent unpaid from the
                                                Group 2 interest remittance amount;
                                            3.  to the Group 2 principal remittance amount, the Net Cumulative Realized
                                                Loss Amount on such distribution date;
                                            4.  to pay deferred amounts, in the order as described below, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Group 2 monthly excess cashflow on such distribution date sequentially, to the Class 2-A-1, Class 2-A-2, Class
                                                2-M-1, Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and
                                                Class 2-M-7 Certificates;
                                            5.  to pay, first to the Group 2 Senior Certificates, on a pro rata basis, weighted based on amounts due, and second, sequentially to the 2-M-1,
                                                Class 2-M-2, Class 2-M-3, Class 2-M-4, Class 2-M-5, Class 2-M-6 and Class
                                                2-M-7 Certificates, any unpaid basis risk shortfalls for such distribution date, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder in Group 2 monthly excess cashflow on such distribution date; and

                                                                  20

                                            6.     to the Class 2-X Certificates.

                                       On any Distribution Date, amounts distributed pursuant to paragraph 3 above will be limited to Realized Losses on the mortgage loans incurred during the related or prior Collection Periods with respect to which amounts were not previously distributed from the Swap Account described herein.

                                                                  21

VI.    PRELIMINARY SWAP NOTIONAL SCHEDULE*

___________________________________________________________________________________________________
  Period     Distribution Date     Notional ($)     Period     Distribution Date    Notional ($)
___________________________________________________________________________________________________
     1          25-Jun-2007           466,545,369     30          25-Nov-2009          138,231,367
     2          25-Jul-2007           455,133,495     31          25-Dec-2009          132,493,643
     3          25-Aug-2007           442,686,879     32          25-Jan-2010          126,996,099
     4          25-Sep-2007           429,460,243     33          25-Feb-2010          121,726,782
     5          25-Oct-2007           415,503,270     34          25-Mar-2010          116,533,876
     6          25-Nov-2007           400,870,853     35          25-Apr-2010          111,378,225
     7          25-Dec-2007           385,623,454     36          25-May-2010          106,428,064
     8          25-Jan-2008           369,869,380     37          25-Jun-2010          101,778,715
     9          25-Feb-2008           353,681,892     38          25-Jul-2010           97,313,850
    10          25-Mar-2008           337,121,754     39          25-Aug-2010           93,054,846
    11          25-Apr-2008           320,593,378     40          25-Sep-2010           88,978,351
    12          25-May-2008           305,166,710     41          25-Oct-2010           85,081,724
    13          25-Jun-2008           290,730,213     42          25-Nov-2010           81,351,214
    14          25-Jul-2008           277,180,753     43          25-Dec-2010           77,778,555
    15          25-Aug-2008           264,475,367     44          25-Jan-2011           74,356,742
    16          25-Sep-2008           252,551,805     45          25-Feb-2011           71,079,128
    17          25-Oct-2008           241,370,565     46          25-Mar-2011           67,939,632
    18          25-Nov-2008           230,940,834     47          25-Apr-2011           64,935,918
    19          25-Dec-2008           221,149,152     48          25-May-2011           62,058,202
    20          25-Jan-2009           211,781,326     49          25-Jun-2011           59,300,399
    21          25-Feb-2009           202,862,119     50          25-Jul-2011           56,657,275
    22          25-Mar-2009           194,337,200     51          25-Aug-2011           54,123,701
    23          25-Apr-2009           186,192,352     52          25-Sep-2011           51,694,938
    24          25-May-2009           178,407,603     53          25-Oct-2011           49,369,343
    25          25-Jun-2009           170,963,233     54          25-Nov-2011           47,140,212
    26          25-Jul-2009           163,813,661     55          25-Dec-2011           45,002,743
    27          25-Aug-2009           156,998,833     56          25-Jan-2012           42,952,827
    28          25-Sep-2009           150,472,056     57          25-Feb-2012           40,899,092
    29          25-Oct-2009           144,219,987     58         25-Mar-2012**          38,431,107
___________________________________________________________________________________________________

* The Preliminary Swap Schedule is indicative and subject to change
** Following month 58 the swap schedule will have a notional balance of zero.

                                                                  22

VII.     BOND PROFILES

        GROUP 1 BOND PROFILES TO CALL*:

___________________________________________________________________________________________________________________________________________________________________________________
                         15 CPB/            20 CPB/           22 CPB/           25 CPB/           27 CPB/           30 CPB/           35 CPB/           40 CPB/           45 CPB/
                         Call (Y)           Call (Y)          Call (Y)          Call (Y)          Call (Y)          Call (Y)          Call (Y)          Call (Y)          Call (Y)
___________________________________________________________________________________________________________________________________________________________________________________
             1-A-1  Run to the earliest of the 5% Call and each underlying loan's reset
___________________________________________________________________________________________________________________________________________________________________________________
               WAL        40.68               3.80              3.50              3.11              2.86              2.53              2.09              1.76              1.51
  Principal Window     Jun07- Apr17       Jun07- Feb17      Jun07- Jan17     Jun07- Jane17      Jun07- Aug16      Jun07- Sep15      Jun07- May14      Jun07- Apr13      Jun07- Jun12
Principal # Months         119                117               116               116               111               100                84                71                61
___________________________________________________________________________________________________________________________________________________________________________________
      C- B Classes  Run to the earliest of the 5% Call and each underlying loan's reset
___________________________________________________________________________________________________________________________________________________________________________________
               WAL         7.88               6.58              6.17              5.69              5.39              4.92              4.27              3.75              3.29
  Principal Window     Jun07- Apr17       Jun07- Feb17      Jun07- Jan17      Jun07- Jan17      Jun07- Aug16      Jun07- Sep15      Jun07- May14      Jun07- Apr13      Jun07- Jun12
Principal # Months         119                117               116               116               111               100                84                71                61
___________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                  23

        BOND PROFILES (Cont.)

        GROUP 1 BOND PROFILES TO MATURITY*:

___________________________________________________________________________________________________________________________________________________________________________________
                         15 CPB/            20 CPB/           22 CPB/           25 CPB/           27 CPB/           30 CPB/           35 CPB/           40 CPB/           45 CPB/
                         Call (N)           Call (N)          Call (N)          Call (N)          Call (N)          Call (N)          Call (N)          Call (N)          Call (N)
___________________________________________________________________________________________________________________________________________________________________________________
             1-A-1  Run to each underlying loans' reset
               WAL         4.68               3.80               3.51              3.12              2.89              2.58              2.16              1.83              1.57
  Principal Window     Jun07- May17       Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17
Principal # Months         120                120               120               120               120               120               120               120               120
___________________________________________________________________________________________________________________________________________________________________________________
      C- B Classes  Run to each underlying loans' reset
               WAL         7.88               6.59              6.19              5.71              5.44              5.05              4.49              4.01              3.56
  Principal Window     Jun07- May17       Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17      Jun07- May17
Principal # Months         120                120               120               120               120               120               120               120               120
___________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                  24

        BOND PROFILES (Cont.)

        GROUP 2 CERTIFICATE PROFILES TO CALL*:

___________________________________________________________________________________________________________________________________________________________________________________
                        15 CPR/           20 CPR /        25 CPR /       28 CPR /        30 CPR /           32 CPR /             35 CPR /           40 CPR /        45 CPR /
                        Call (Y)          Call (Y)        Call (Y)       Call (Y)        Call (Y)           Call (Y)             Call (Y)           Call (Y)        Call (Y)
___________________________________________________________________________________________________________________________________________________________________________________
          2-A-1, 2-A-2  Run to 10% Call
___________________________________________________________________________________________________________________________________________________________________________________
                   WAL        5.11             3.79           2.96            2.59             2.38                2.20                1.95              1.63              1.37
      Principal Window    Jun07-Nov20      Jun07-Jul17     Jun07-May15    Jun07-May14       Jun07-Oct13         Jun07-May13         Jun07-Sep12      Jun07-Nov11       Jun07-Apr11
     Principal #Months        162              122             96              84               77                  72                  64                54                47
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-1  Run to 10% Call
                   WAL        8.92             6.62           5.25            4.70             4.42                4.22                3.96              3.72              3.66
      Principal Window    Aug11-Nov20      Jun10-Jul17     Jun10-May15    Jul10-May14       Jul10-Oct13         Jul10-May13         Aug10-Sep12      Sep10-Nov11       Oct10-Apr11
     Principal #Months        112               86             60              47               40                  35                  26                15                7
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-2  Run to 10% Call
                   WAL        8.92             6.62           5.24            4.70             4.40                4.18                3.91              3.62              3.49
      Principal Window    Aug11-Nov20      Jun10-Jul17     Jun10-May15    Jul10-May14       Jul10-Oct13         Jul10-May13         Jul10-Sep12      Aug10-Nov11       Sep10-Apr11
     Principal #Months        112               86             60              47               40                  35                  27                16                9
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-3  Run to 10% Call
                   WAL        8.92             6.62           5.24            4.68             4.40                4.18                3.88              3.59              3.43
      Principal Window    Aug11-Nov20      Jun10-Jul17     Jun10-May15    Jun10-May14       Jun10-Oct13         Jul10-May13         Jul10-Sep12      Jul10-Nov11       Aug10-Apr11
     Principal #Months        112               86             60              48               41                  35                  27                17                9
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-4  Run to 10% Call
                   WAL        8.91             6.62           5.23            4.67             4.37                4.16                3.88              3.54              3.39
      Principal Window    Aug11-Nov20      Jun10-Jul17     Jun10-May15    Jun10-May14       Jun10-Oct13         Jun10-May13         Jul10-Sep12      Jul10-Nov11       Aug10-Apr11
     Principal #Months        112               86             60              48               41                  36                  27                17                9
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-5  Run to 10% Call
                   WAL        8.71             6.46           5.09            4.55             4.27                4.04                3.78              3.47              3.28
      Principal Window  Aug11-Jul20       Jun10-Apr17      Jun10-Feb15    Jun10-Mar14       Jun10-Aug13         Jun10-Mar13         Jun10-Aug12      Jul10-Oct11       Jul10-Feb11
     Principal #Months        108               83             57              46               39                  34                  27                16                8
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-6  Run to 10% Call
                   WAL        8.30             6.13           4.83            4.33             4.06                3.84                3.58              3.31              3.17
      Principal Window  Aug11-Apr19       Jun10-Apr16      Jun10-Apr14    Jun10-Jun13       Jun10-Dec12         Jun10-Jul12         Jun10-Jan12      Jun10-Apr11       Jul10-Oct10
     Principal #Months         93               71             47              37               31                  26                  20                11                4
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-7  Run to 10% Call
                   WAL        7.46             5.48           4.33            3.88             3.65                3.46                3.25              3.09              3.08
      Principal Window    Aug11-Jul17     Jun10-Nov14      Jun10-Mar13    Jun10-Jul12       Jun10-Feb12         Jun10-Oct11         Jun10-Apr11      Jun10-Sep10       Jun10-Jul10
     Principal #Months         72               54             34              26               21                  17                  11                4                 2
___________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                  25

        BOND PROFILES (Cont.)

        GROUP 2 CERTIFICATE PROFILES TO MATURITY*:

___________________________________________________________________________________________________________________________________________________________________________________
                        15 CRP/          20 CRP/          25 CRP/         28 CRP/         30 CRP/             32 CRP/             35 CRP/           40 CRP/          45 CRP/
                        Call (N)         Call (N)         Call (N)        Call (N)        Call (N)            Call (N)            Call (N)          Call (N)         Call (N)
___________________________________________________________________________________________________________________________________________________________________________________

          2-A-1, 2-A-2  Run to Maturity
                   WAL       5.50             4.12             3.22            2.83              2.60                2.40               2.14             1.79              1.50
      Principal Window   Jun07- Apr33     Jun07- Nov28     Jun07- Nov24    Jun07- Dec22      Jun07- Nov21        Jun07- Nov20       Jun07- Jul19     Jun07- Sep17      Jun07- Mar16
     Principal #Months        311              258             210             187               174                 162                146               124               106
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-1  Run to Maturity
                   WAL       9.51             7.10             5.63            5.05              4.75                4.51               4.23             3.95              3.84
      Principal Window    Aug11 May26     Jun10- Jan22     Jun10- Jan19    Jul10- Sep17      Jul10- Dec16        Jul10- Mar16       Aug10- Apr15     Sep10- Jan14      Oct10- Feb13
     Principal #Months        178              140             104              87                78                  69                 57               41                29
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-2  Run to Maturity
                   WAL       9.33             6.95             5.50            4.94              4.63                4.38               4.10             3.78              3.62
      Principal Window   Aug11- Jan24      Jun1- Jan20     Jun10- Jun17    Jul10- Mar16      Jul10- Jul15        Jul10- Dec14       Jul10- Feb14     Aug10- Feb13      Sep10- Apr12
     Principal #Months        150              116              85              69                61                  54                 44               31                20
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-3  Run to Maturity
                   WAL       9.16             6.82             5.39            4.82              4.54                4.29               3.99             3.69              3.50
      Principal Window   Aug11- Dec22     Jun10- Mar19     Jun10- Sep16    Jun10- Jun15      Jun10- Dec14        Jul10- May14       Jul10- Aug13     Jul10- Sep12      Aug10- Dec11
     Principal #Months        137              106              76              62                55                  47                 38               27                17
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-4  Run to Maturity
                   WAL       8.95             6.65             5.25            4.69              4.40                4.18               3.90             3.56              3.40
      Principal Window   Aug11 - Jul21    Jun10- Feb18     Jun10- Oct15    Jun10- Oct14      Jun10- Mar14        Jun10- Sep13       Jul10- Jan13     Jul10- Feb12      Aug10- Jun11
     Principal #Months        120              93               +6              53                46                  40                 31               20                11
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-5  Run to Maturity
                   WAL        8.71             6.46             5.09            4.55            4.27                4.04                3.78              3.47             3.28
      Principal Window  Aug11- jul20     Jun10- Apr17     Jun10- Feb15    Jun10- Mar14    Jun10- Aug13        Jun10- Mar13        Jun10- Aug12      Jul10- Oct11     Jul10- Feb11
     Principal #Months  108              83               57              46              39                  34                  27                16               8
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-6  Run to Maturity
                   WAL        8.3              6.13             4.83            4.33            4.06                3.84                3.58              3.31             3.17
      Principal Window  Aug11- Apr19     Jun10- Apr16     Jun10- Apr14    Jun10- Jun13    Jun10- Dec12        Jun10- Jul12        Jun10- Jan12      Jun10- Apr11     Jul10- Oct10
     Principal #Months        93               71               47              37              31                  26                  20                11               4
___________________________________________________________________________________________________________________________________________________________________________________
                 2-M-7  Run to Maturity
                   WAL       7.46             5.48             4.33            3.88            3.65                3.46                3.25              3.09             3.08
      Principal Window  Aug11- Jul17     Jun10- Nov14     Jun10- Mar13    Jun10- Jul12    Jun10- Feb12        Jun10- Oct11        Jun10- Apr11      Jun10- Sep10     Jun10- Jul10
     Principal #Months        72               54               34              26              21                  17                  11                4                2
___________________________________________________________________________________________________________________________________________________________________________________

           Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]

             * WAL's calculated from the settlement date assuming a 30/360 basis.

                                                                  26

VIII.    Net Funds Cap

        Group 2 Collateral - Flat LIBOR*

        Note: All Group 2 Certificates (other than Class-2-X Certificates) are subject to an [11.00]% hard cap.

          ____________________________________________________________________________________________________________
          Period    Distribution     Day      AFC       AFC         Period   Distribution     Day      AFC       AFC
                        Date        Count    30/360   Act 360                    Date        Count    30/360   Act/360
          ____________________________________________________________________________________________________________
             1        25-Jun-07       26     6.829     7.880          37       25-Jun-10      31      7.148     6.917
             2        25-Jul-07       30     6.834     6.834          38       25-Jul-10      30      7.149     7.149
             3        25-Aug-07       31     6.839     6.618          39       25-Aug-10      31      7.149     6.919
             4        25-Sep-07       31     6.840     6.620          40       25-Sep-10      31      7.153     6.923
             5        25-Oct-07       30     6.865     6.865          41       25-Oct-10      30      7.153     7.153
             6        25-Nov-07       31     6.869     6.648          42       25-Nov-10      31      7.153     6.922
             7        25-Dec-07       30     6.905     6.905          43       25-Dec-10      30      7.153     7.153
             8        25-Jan-08       31     6.913     6.690          44       25-Jan-11      31      7.153     6.922
             9        25-Feb-08       31     6.915     6.692          45       25-Feb-11      31      7.153     6.922
            10        25-Mar-08       29     6.915     7.153          46       25-Mar-11      28      7.154     7.665
            11        25-Apr-08       31     6.919     6.696          47       25-Apr-11      31      7.155     6.924
            12        25-May-08       30     6.919     6.919          48       25-May-11      30      7.155     7.155
            13        25-Jun-08       31     6.919     6.696          49       25-Jun-11      31      7.155     6.924
            14        25-Jul-08       30     6.923     6.923          50       25-Jul-11      30      7.155     7.155
            15        25-Aug-08       31     6.923     6.700          51       25-Aug-11      31      7.155     6.925
            16        25-Sep-08       31     6.923     6.700          52       25-Sep-11      31      7.155     6.924
            17        25-Oct-08       30     6.938     6.938          53       25-Oct-11      30      7.156     7.156
            18        25-Nov-08       31     6.938     6.714          54       25-Nov-11      31      7.166     6.935
            19        25-Dec-08       30     6.942     6.942          55       25-Dec-11      30      7.178     7.718
            20        25-Jan-09       31     6.955     6.731          56       25-Jan-12      31      7.209     6.976
            21        25-Feb-09       31     6.973     6.748          57       25-Feb-12      31      7.580     7.335
            22        25-Mar-09       28     6.994     7.493          58       25-Mar-12      29      8.366     8.655
            23        25-Apr-09       31     6.994     6.769          59       25-Apr-12      31      8.416     8.145
            24        25-May-09       30     6.994     6.994          60       25-May-12      30      8.438     8.438
            25        25-Jun-09       31     6.994     6.769          61       25-Jun-12      31      8.438     8.166
            26        25-Jul-09       30     6.996     6.996          62       25-Jul-12      30      8.438     8.438
            27        25-Aug-09       31     7.002     6.776          63       25-Aug-12      31      8.439     8.167
            28        25-Sep-09       31     7.007     6.781          64       25-Sep-12      31      8.439     8.167
            29        25-Oct-09       30     7.009     7.009          65       25-Oct-12      30      8.439     8.439
            30        25-Nov-09       31     7.012     6.786          66       25-Nov-12      31      8.439     8.167
            31        25-Dec-09       30     7.013     7.013          67       25-Dec-12      30      8.439     8.439
            32        25-Jan-10       31     7.019     6.793          68       25-Jan-13      31      8.440     8.167
            33        25-Feb-10       31     7.076     6.848          69       25-Feb-13      31      8.440     8.168
            34        25-Mar-10       28     7.124     7.633          70       25-Mar-13      28      8.440     9.043
            35        25-Apr-10       31     7.145     6.915          71       25-Apr-13      31      8.440     8.168
            36        25-May-10       30     7.148     7.148          72       25-May-13      30      8.440     8.440

           *Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]
                 Assumes all collateral pays at 30% CPR.

         ** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

                                                                  27

        Net Funds Cap (Cont.)

        Group 2 Collateral - Stressed LIBOR*

        Note: All Group 2 Certificates  (other than Class-2-X Certificates) are subject to an [11.00]% hard cap.

          ____________________________________________________________________________________________________________
          Period    Distribution     Day      AFC       AFC         Period   Distribution     Day      AFC       AFC
                        Date        Count    30/360   Act 360                    Date        Count    30/360   Act/360
          ____________________________________________________________________________________________________________
             1        25-Jun-07       26     6.829     7.880          37       25-Jun-10      31      7.520     7.278
             2        25-Jul-07       30     6.834     6.834          38       25-Jul-10      30      7.528     7.528
             3        25-Aug-07       31     6.839     6.618          39       25-Aug-10      31      7.534     7.291
             4        25-Sep-07       31     6.841     6.621          40       25-Sep-10      31      7.546     7.302
             5        25-Oct-07       30     6.866     6.866          41       25-Oct-10      30      7.550     7.550
             6        25-Nov-07       31     6.871     6.649          42       25-Nov-10      31      7.552     7.308
             7        25-Dec-07       30     6.907     6.907          43       25-Dec-10      30      7.552     7.552
             8        25-Jan-08       31     6.914     6.691          44       25-Jan-11      31      7.563     7.319
             9        25-Feb-08       31     6.916     6.693          45       25-Feb-11      31      7.576     7.331
            10        25-Mar-08       29     6.918     7.156          46       25-Mar-11      28      7.644     8.190
            11        25-Apr-08       31     6.922     6.699          47       25-Apr-11      31      7.660     7.413
            12        25-May-08       30     6.923     6.932          48       25-May-11      30      7.664     7.664
            13        25-Jun-08       31     6.923     6.699          49       25-Jun-11      31      7.663     7.416
            14        25-Jul-08       30     6.930     6.930          50       25-Jul-11      30      7.664     7.664
            15        25-Aug-08       31     6.935     6.711          51       25-Aug-11      31      7.666     7.419
            16        25-Sep-08       31     6.937     6.713          52       25-Sep-11      31      7.669     7.422
            17        25-Oct-08       30     6.964     6.964          53       25-Oct-11      30      7.675     7.675
            18        25-Nov-08       31     6.969     6.744          54       25-Nov-11      31      7.725     7.476
            19        25-Dec-08       30     7.008     7.008          55       25-Dec-11      30      7.833     7.833
            20        25-Jan-09       31     7.033     6.806          56       25-Jan-12      31      7.957     7.700
            21        25-Feb-09       31     7.052     6.825          57       25-Feb-12      31      9.353     9.052
            22        25-Mar-09       28     7.076     7.582          58       25-Mar-12      29      12.219    12.641
            23        25-Apr-09       31     7.081     6.853          59       25-Apr-12      31      12.479    12.076
            24        25-May-09       30     7.082     7.082          60       25-May-12      30      12.558    12.558
            25        25-Jun-09       31     7.083     6.855          61       25-Jun-12      31      12.560    12.155
            26        25-Jul-09       30     7.096     7.096          62       25-Jul-12      30      12.561    12.561
            27        25-Aug-09       31     7.110     6.881          63       25-Aug-12      31      12.568    12.162
            28        25-Sep-09       31     7.118     6.888          64       25-Sep-12      31      12.574    12.169
            29        25-Oct-09       30     7.146     7.146          65       25-Oct-12      30      12.575    12.575
            30        25-Nov-09       31     7.164     6.933          66       25-Nov-12      31      12.578    12.173
            31        25-Dec-09       30     7.204     7.204          67       25-Dec-12      30      12.580    12.580
            32        25-Jan-10       31     7.229     6.996          68       25-Jan-13      31      12.582    12.176
            33        25-Feb-10       31     7.381     7.143          69       25-Feb-13      31      12.590    12.183
            34        25-Mar-10       28     7.465     7.998          70       25-Mar-13      28      12.596    13.496
            35        25-Apr-10       31     7.514     7.272          71       25-Apr-13      31      12.597    12.191
            36        25-May-10       30     7.519     7.519          72       25-May-13      30      12.598    12.598

         * Assumes each index instantaneously rises to 20.00% and collateral pays at 30% CPR.
         ** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

                                                                  28

        Net Funds Cap (Cont.)

        Group 2 Collateral -Forward Curves plus 500 basis point rate shock (including SWAP Contributions)*

        Note: All Group 2 Certificates (other than Class-2-X Certificates) are subject to an [11.00]% hard cap.

          _____________________________________________________________________________________________________________
          Period    Distribution     Day       AFC       AFC        Period    Distribution     Day      AFC       AFC
                        Date        Count    30/360    Act 360                    Date        Count   30/360    Act/360
          _____________________________________________________________________________________________________________
             1        25-Jun-07       26     11.518     13.290        37       25-Jun-10       31     10.812    10.463
             2        25-Jul-07       30     12.078     12.078        38       25-Jul-10       30     10.583    10.583
             3        25-Aug-07       31     12.454     12.052        39       25-Aug-10       31     10.767    10.420
             4        25-Sep-07       31     12.471     12.069        40       25-Sep-10       31     10.751    10.404
             5        25-Oct-07       30     12.072     12.072        41       25-Oct-10       30     10.526     10526
             6        25-Nov-07       31     12.361     11.962        42       25-Nov-10       31     10.697    10.352
             7        25-Dec-07       30     11.997     11.997        43       25-Dec-10       30     10.471    10.471
             8        25-Jan-08       31     12.220     11.826        44       25-Jan-11       31     10.645    10.301
             9        25-Feb-08       31     12.106     11.716        45       25-Feb-11       31     10.623    10.280
            10        25-Mar-08       29     11.345     11.736        46       25-Mar-11       28     10.093    10.814
            11        25-Apr-08       31     11.819     11.438        47       25-Apr-11       31     10.634    10.291
            12        25-May-08       30     11.380     11.380        48       25-May-11       30     10.416    10.416
            13        25-Jun-08       31     11.556     11.184        49       25-Jun-11       31     10.556    10.215
            14        25-Jul-08       30     11.197     11.197        50       25-Jul-11       30     10.336    10.336
            15        25-Aug-08       31     11.432     11.063        51       25-Aug-11       31     10.471    10.134
            16        25-Sep-08       31     11.348     11.017        52       25-Sep-11       31     10.431    10.095
            17        25-Oct-08       30     11.090     11.090        53       25-Oct-11       30     10.225    10.225
            18        25-Nov-08       31     11.333     10.968        54       25-Nov-11       31     10.401    10.066
            19        25-Dec-08       30     11.066     11.066        55       25-Dec-11       30     10.303    10.303
            20        25-Jan-09       31     11.323     10.958        56       25-Jan-12       31     10.547    10.207
            21        25-Feb-09       31     11.301     10.937        57       25-Feb-12       31     11.890    11.507
            22        25-Mar-09       28     10.495     11.244        58       25-Mar-12       29     14.367    14.862
            23        25-Apr-09       31     11.231     10.869        59       25-Apr-12       31     12.460    12.058
            24        25-May-09       30     10.916     10.916        60       25-May-12       30     12.539    12.5839
            25        25-Jun-09       31     11.102     10.744        61       25-Jun-12       31     12.541    12.136
            26        25-Jul-09       30     10.790     10.790        62       25-Jul-12       30     12.543    12.543
            27        25-Aug-09       31     10.973     10.619        63       25-Aug-12       31     12.549    12.145
            28        25-Sep-09       31     10.906     10.554        64       25-Sep-12       31     12.556    12.151
            29        25-Oct-09       30     10.628     10.628        65       25-Oct-12       30     12.558    12.558
            30        25-Nov-09       31     10.813     10.465        66       25-Nov-12       31     12.561    12.156
            31        25-Dec-09       30     10.526     10.562        67       25-Dec-12       30     12.562    12.562
            32        25-Jan-10       31     10.757     10.410        68       25-Jan-13       31     12.564    12.159
            33        25-Feb-10       31     10.857     10.506        69       25-Feb-13       31     12.573    12.168
            34        25-Mar-10       28     10.233     10.963        70       25-Mar-13       28     12.580    13.479
            35        25-Apr-10       31     10.886     10.535        71       25-Apr-13       31     12.582    12.176
            36        25-May-10       30     10.634     10.634        72       25-May-13       30     12.582    12.582

         * Assumes Forward Curve charts on page [34] and all collateral pays at 30% CPR.
         ** Adjusted to an Actual/360 basis assuming payments are made on the dates indicated.

                                                                  29

IX. GROUP 2 EXCESS INTEREST

        Assuming Flat Rates *

          _________________________________________________________________________________
          Period    Distribution    XS-Interest **   Period   Distribution    XS-Interest**
                        Date             (%)                      Date             (%)
          _________________________________________________________________________________
             1        25-Jun-07             2.044      37       25-Jun-10            1.455
             2        25-Jul-07             1.304      38       25-Jul-10            1.611
             3        25-Aug-07             1.122      39       25-Aug-10            1.438
             4        25-Sep-07             1.124      40       25-Sep-10            1.450
             5        25-Oct-07             1.336      41       25-Oct-10            1.638
             6        25-Nov-07             1.154      42       25-Nov-10            1.450
             7        25-Dec-07             1.337      43       25-Dec-10            1.643
             8        25-Jan-08             1.199      44       25-Jan-11            1.459
             9        25-Feb-08             1.201      45       25-Feb-11            1.464
            10        25-Mar-08             1.575      46       25-Mar-11            2.033
            11        25-Apr-08             1.206      47       25-Apr-11            1.476
            12        25-May-08             1.394      48       25-May-11            1.669
            13        25-Jun-08             1.207      49       25-Jun-11            1.487
            14        25-Jul-08             1.398      50       25-Jul-11            1.680
            15        25-Aug-08             1.212      51       25-Aug-11            1.498
            16        25-Sep-08             1.212      52       25-Sep-11            1.504
            17        25-Oct-08             1.415      53       25-Oct-11            1.699
            18        25-Nov-08             1.228      54       25-Nov-11            1.528
            19        25-Dec-08             1.420      55       25-Dec-11            1.734
            20        25-Jan-09             1.247      56       25-Jan-12            1.585
            21        25-Feb-09             1.265      57       25-Feb-12            1.973
            22        25-Mar-09             1.850      58       25-Mar-12            3.164
            23        25-Apr-09             1.288      59       25-Apr-12            2.849
            24        25-May-09             1.476      60       25-May-12            3.068
            25        25-Jun-09             1.289      61       25-Jun-12            2.890
            26        25-Jul-09             1.479      62       25-Jul-12            3.087
            27        25-Aug-09             1.298      63       25-Aug-12            2.910
            28        25-Sep-09             1.304      64       25-Sep-12            2.920
            29        25-Oct-09             1.495      65       25-Oct-12            3.118
            30        25-Nov-09             1.310      66       25-Nov-12            2.941
            31        25-Dec-09             1.500      67       25-Dec-12            3.140
            32        25-Jan-10             1.319      68       25-Jan-13            2.964
            33        25-Feb-10             1.378      69       25-Feb-13            2.976
            34        25-Mar-10             1.995      70       25-Mar-13            3.549
            35        25-Apr-10             1.450      71       25-Apr-13            3.001
            36        25-May-10             1.643      72       25-May-13            3.201

           *Assumes:

           1 Month LIBOR:  [5.3200]
           6 Month LIBOR:  [5.3650]
           1 Year LIBOR:   [5.3200]
           1 Year CMT:     [4.8500]
           Assumes all collateral pays at 30% CPR.

                                                                  30

        GROUP 2 EXCESS INTEREST (CONT.)

        Forward Curve*

          _________________________________________________________________________________
          Period    Distribution    XS-Interest **   Period   Distribution    XS-Interest**
                        Date             (%)                      Date             (%)
          _________________________________________________________________________________
             1        25-Jun-07             2.044      37       25-Jun-10            1.822
             2        25-Jul-07             1.304      38       25-Jul-10            1.936
             3        25-Aug-07             1.106      39       25-Aug-10            1.748
             4        25-Sep-07             1.091      40       25-Sep-10            1.731
             5        25-Oct-07             1.367      41       25-Oct-10            1.884
             6        25-Nov-07             1.210      42       25-Nov-10            1.678
             7        25-Dec-07             1.448      43       25-Dec-10            1.840
             8        25-Jan-08             1.328      44       25-Jan-11            1.642
             9        25-Feb-08             1.370      45       25-Feb-11            1.631
            10        25-Mar-08             1.772      46       25-Mar-11            2.172
            11        25-Apr-08             1.480      47       25-Apr-11            1.618
            12        25-May-08             1.708      48       25-May-11            1.796
            13        25-Jun-08             1.573      49       25-Jun-11            1.611
            14        25-Jul-08             1.748      50       25-Jul-11            1.798
            15        25-Aug-08             1.551      51       25-Aug-11            1.620
            16        25-Sep-08             1.525      52       25-Sep-11            1.623
            17        25-Oct-08             1.688      53       25-Oct-11            1.812
            18        25-Nov-08             1.481      54       25-Nov-11            1.643
            19        25-Dec-08             1.635      55       25-Dec-11            1.844
            20        25-Jan-09             1.444      56       25-Jan-12            1.693
            21        25-Feb-09             1.444      57       25-Feb-12            2.064
            22        25-Mar-09             2.000      58       25-Mar-12            3.209
            23        25-Apr-09             1.453      59       25-Apr-12            2.897
            24        25-May-09             1.646      60       25-May-12            3.108
            25        25-Jun-09             1.489      61       25-Jun-12            2.927
            26        25-Jul-09             1.708      62       25-Jul-12            3.115
            27        25-Aug-09             1.572      63       25-Aug-12            2.945
            28        25-Sep-09             1.613      64       25-Sep-12            2.967
            29        25-Oct-09             1.824      65       25-Oct-12            3.158
            30        25-Nov-09             1.679      66       25-Nov-12            2.978
            31        25-Dec-09             1.878      67       25-Dec-12            3.171
            32        25-Jan-10             1.727      68       25-Jan-13            2.992
            33        25-Feb-10             1.786      69       25-Feb-13            3.011
            34        25-Mar-10             2.357      70       25-Mar-13            3.600
            35        25-Apr-10             1.850      71       25-Apr-13            3.052
            36        25-May-10             2.017      72       25-May-13            3.246

         * See Forward Index Curve charts on page [34].
         ** Assumes all collateral pays at 30% CPR.

                                                                  31

X.    BREAK EVEN CDR LOSS SCENARIOS

                                                           75% Pricing Speed         100% Pricing Speed         125% Pricing Speed
                                                               22.5% CPR                  30.0% CPR                  37.5% CPR
         _________________________________________________________________________________________________________________________
           2-M-1                  Break even CDR:               8.44 CDR                  9.17 CDR                   10.16 CDR
                                       WAL:                      12.90                      9.93                       7.85
                                 Principal Window:          Aug 17 - Apr 37            Mar 15 - Apr 37            Jul 13 - Apr 37
                                 Principal Months:                237                        266                        286
                                Principal Writedown        44,1324.03 (0.31%)         7,682.81 (0.05%)           8,051.27 (0.06%)
                                Total Collat Loss:       42,212,306.74 (8.96%)      35,128,893.18 (7.45%)      30,872,428.80 (6.55%)
         _________________________________________________________________________________________________________________________
           2-M-2                  Break even CDR:               7.48 CDR                  7.93 CDR                   8.61 CDR
                                       WAL:                      16.53                      12.83                      10.19
                                 Principal Window:          Apr 21 - Apr 37            Feb 18 - Apr 37            Nov 15 - Apr 37
                                 Principal Months:                193                        231                        258
                                Principal Writedown         1,979.76 (0.05%)          11,337.82 (0.27%)          22,777.07 (0.54%)
                                Total Collat Loss:       38,381,554.09 (8.14%)      31,121,094.08 (6.60%)      26,757,189.35 (5.68%)
         _________________________________________________________________________________________________________________________
           2-M-3                  Break even CDR:               6.53 CDR                  6.71 CDR                   7.08 CDR
                                       WAL:                      16.96                      13.19                      10.47
                                 Principal Window:          Aug 21 - Apr 37            May 18 - Apr 37            Jan 16 - Apr 37
                                 Principal Months:                189                        228                        256
                                Principal Writedown        19,033.66 (0.45%)          28,742.83 (0.68%)          24,144.20 (0.78%)
                                Total Collat Loss:       34,389,122.62 (7.30%)      26,982,316.64 (5.73%)      22,508,149.48 (4.78%)
         _________________________________________________________________________________________________________________________
           2-M-4                  Break even CDR:               6.02 CDR                  6.05 CDR                   6.26 CDR
                                       WAL:                      18.80                      14.69                      11.69
                                 Principal Window:          Jul 23 - Apr 37            Nov 19 - Apr 37            Apr 17 - Apr 37
                                 Principal Months:                166                        210                        241
                                Principal Writedown        24,562.41 (1.04%)          14,137.51 (0.60%)          18,310.65 (0.78%)
                                Total Collat Loss:       32,157,510.28 (6.82%)      34,657,397.51 (4.75%)      17,821,430.87 (3.78%)
         _________________________________________________________________________________________________________________________
           2-M-5                  Break even CDR:               5.54 CDR                  5.42 CDR                   5.47 CDR
                                       WAL:                      19.08                      14.90                      11.87
                                 Principal Window:          Oct 23 - Apr 37            Jan 20 - Apr 37            Jun 17 - Apr 37
                                 Principal Months:                163                        208                        239
                                Principal Writedown        41,699.26 (1.77%)          7,667.58 (0.23%)           22,915.02 (0.97%)
                                Total Collat Loss:       29,997,730.35 (6.37%)      22,378,397.51 (4.75%)      17,821,430.87 (3.78%)
         _________________________________________________________________________________________________________________________
           2-M-6                  Break even CDR:               5.10 CDR                  4.83 CDR                   4.72 CDR
                                       WAL:                      19.32                      15.15                      12.05
                                 Principal Window:          Jan 24 - Apr 37            Apr 20 - Apr 37            Aug 17 - Apr 37
                                 Principal Months:                160                        205                        237
                                Principal Writedown        33,919.16 (1.44%)          37,063.83 (1.57%)          21,540.92 (0.91%)
                                Total Collat Loss:       27,965,238.28 (5.93%)      20,189,607.79 (4.28%)      15,557,994.63 (3.30%)
         _________________________________________________________________________________________________________________________
           2-M-7                  Break even CDR:               4.76 CDR                  4.32 CDR                   4.07 CDR
                                       WAL:                      19.87                      15.31                      12.22
                                 Principal Window:          Jun 24 - Apr 37            May 20 - Apr 37            Sep 17 - Apr 37
                                 Principal Months:                155                        204                        236
                                Principal Writedown        83,560.47 (3.55%)          3,523.20 (0.15%)           43,083.27 (1.83%)
                                Total Collat Loss:       26,385,907.27 (5.59%)      18,253,412.51 (3.87%)      13,553,109.64 (2.88%)
         _________________________________________________________________________________________________________________________
                                   Los Severity                    35%                        35%                        35%
                                 Servicer Advances                100%                      100%                       100%
                                  Liquidation Lag                  12                        12                         12
                                     Triggers                  In Effect                  In Effect                  In Effect
                                Optional Redemption              Never                      Never                      Never
                                     LIBOR_1MO                 See Below                  See Below                  See Below
                                     LIBOR_6MO                 See Below                  See Below                  See Below
                                     LIBOR_1YR                 See Below                  See Below                  See Below
                                      CMT_1YR                  See Below                  See Below                  See Below

                                                                  32

XI.    FORWARD CURVES

XII.     CONTACTS

        ______________________________________________________________________________________________________________________
                                                          ARMs TRADING DESK
        ______________________________________________________________________________________________________________________
                    Contact                   Phone                 Fax                            E-mail
        John Vibert                         212-438-3831              TBD                john.vibert@credit-suisse.com
        Managing Director - ARM
        Trading
        Patrick Gallagher                   212-438-3831         212-743-2749         patrick.gallagher@credit-suisse.com
        Vice President - ARM Trading
        & Structuring
        Michael De Palma                    212-438-4423         212-743-4876          michael.depalma@credit-suisse.com
        Assistant Vice President -
        ARM Trading & Structuring
        ______________________________________________________________________________________________________________________

                                                                 STRUCTURED FINANCE
        ______________________________________________________________________________________________________________________
                    Contact                   Phone                  Fax                            E-mail
        Peter J. Sack                       212-324-7892         212-743-4261             peter.sack@credit-suisse.com
        Director
        Helen Cheung                        212-324-4132         212-743-1040            helen.cheung@credit-suisse.com
        Vice President
        ______________________________________________________________________________________________________________________

                                                                  COLLATERAL
        ______________________________________________________________________________________________________________________
                    Contact                   Phone                  Fax                            E-mail
        Thomas Steczkowski                  212-324-4142         212-743-4049         thomas.steczkowski@credit-suisse.com
        Collateral Analyst
        ______________________________________________________________________________________________________________________

                                                                  33

XIII.    COLLATERAL SUMMARY

        NOTE:  Information contained herein reflects the May-1, 2007 cut-off date scheduled balances.

____________________________________________________________________________________________________________________________________________________________
                                                    Loan Group 1 Collateral Details
____________________________________________________________________________________________________________________________________________________________
                 Gross WAC        6.268%  (+/- 14 bps)                      Total Loan Balance       $195,540,422.42      (+/- 4%)
                   Net WAC        5.973%  (+/- 14 bps)                    Average Loan Balance           $514,580.06  (+/- 24,000)
           WA Gross Margin        2.429%  (+/- 14 bps)                    Maximum Loan Balance         $2,150,000.00  (+/- 24,000)
             WA Net Margin        2.134%  (+/- 14 bps)                California Concentration                72.02%      (+/- 4%)
     Index:  6 Month LIBOR        26.08%      (+/- 4%)               Northern CA Concentration                12.47%      (+/- 4%)
              1 Year LIBOR        72.30%      (+/- 4%)               Southern CA Concentration                59.56%      (+/- 4%)
                1 Year CMT         1.62%      (+/- 4%)                         WA Original LTV                70.29%      (+/- 4%)
                                                                               WA Combined LTV                75.50%      (+/- 4%)
        WA Months to Reset           116       (+/- 2)                       WA Credit Score**                   735       (+/- 4)
       Interest Only Loans        91.76%      (+/- 4%)                           Full/Alt Doc*                25.91%      (+/- 4%)
             Silent Second        40.33%      (+/- 4%)                            Reduced Doc*                57.97%      (+/- 4%)
                       WAM           356       (+/- 2)                    Prepayment Penalties                35.14%      (+/- 4%)
____________________________________________________________________________________________________________________________________________________________

                                                    Loan Group 2 Collateral Details
____________________________________________________________________________________________________________________________________________________________
                       Gross WAC        7.125%  (+/- 14 bps)                      Total Loan Balance       $471,257,948.28      (+/- 4%)
                         Net WAC        6.829%  (+/- 14 bps)                    Average Loan Balance           $332,105.67  (+/- 24,000)
                 WA Gross Margin        3.406%  (+/- 14 bps)                    Maximum Loan Balance         $1,750,000.00  (+/- 24,000)
                   WA Net Margin        3.110%  (+/- 14 bps)                California Concentration                25.58%      (+/- 4%)
           Index:  6 Month LIBOR        77.02%      (+/- 4%)               Northern CA Concentration                 7.76%      (+/- 4%)
                    1 Year LIBOR        21.35%      (+/- 4%)               Southern CA Concentration                17.82%      (+/- 4%)
                      1 Year CMT         1.63%      (+/- 4%)                         WA Original LTV                78.95%      (+/- 4%)
                                                                                     WA Combined LTV                89.90%      (+/- 4%)
              WA Months to Reset            51       (+/- 2)                       WA Credit Score**                   706       (+/- 4)
             Interest Only Loans        78.53%      (+/- 4%)                           Full/Alt Doc*                10.24%      (+/- 4%)
                   Silent Second        65.73%      (+/- 4%)                            Reduced Doc*                69.06%      (+/- 4%)
                             WAM           356       (+/- 2)                    Prepayment Penalties                36.52%      (+/- 4%)
____________________________________________________________________________________________________________________________________________________________

         *The  mortgage  loans have been  originated  under  "full" or  "alternative,"  "reduced  documentation,"  "stated
         income/stated  assets" or "no income/no asset" programs.  The  "alternative,"  "reduced,"  "stated  income/stated
         asset" and "no  income/no  asset"  programs  generally  require  either  alternative  or less  documentation  and verification  than do full  documentation  programs which  generally  require  standard  Fannie  Mae/Freddie  Mac approved forms for  verification  of  income/employment,  assets and certain  payment  histories.  Generally,  an
         "alternative"  documentation  program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns  and/or pay stubs) and assets (i.e.,  bank  statements) as does a "full doc" loan,  however,  alternative forms of standard verifications are used. Generally,  under both "full" and "alternative"  documentation programs at least one year of income  documentation  is  provided.  Generally,  under a "reduced  documentation"  program, either no  verification  of a mortgagor's  stated income is undertaken by the originator or no  verification of a mortgagor's  assets  is  undertaken  by the  originator.  Under  a  "stated  income/stated  assets"  program,  no verification  of either a mortgagor's  income or a mortgagor's  assets is undertaken by the  originator  although both income and assets are stated on the loan  application  and a  "reasonableness  test" is applied.  Generally, under a "no  income/no  asset"  program,  the  mortgagor is not required to state his or her income or assets and therefore,  no  verification  of  such  mortgagor's  income  or  assets  is  undertaken  by the  originator.  The underwriting  for such mortgage loans may be based  primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

         **Where Available